UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2018
AMBER ROAD, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	001-36360 (Commission File No.)	22-2590301 (IRS Employer Identification No.)
One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)
Registrant’s telephone number: (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Section 5 - Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 1, 2018, Amber Road, Inc. (the "Company") held its Annual Meeting of Stockholders. Of the 27,321,849 shares of the Company's common stock outstanding and eligible to vote at the Annual Meeting, 25,267,612 were present either in person or by proxy. The matters voted upon, each of which is described in more detail in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on March 27, 2018 (the "Proxy Statement"), were: (Proposal 1) election of each of James Preuninger and Ralph Faison as Class I directors of the Company for a term of three years expiring at the Company’s 2021 Annual Meeting of Stockholders; and (Proposal 2) ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. The results were as follows:

(1)
Each individual listed below was elected to serve as a Class I director of the Company for a term of three years expiring at the Company’s 2021 Annual Meeting of Stockholders. The results of the voting were:

Nominees	For	Withheld	Broker Non-Votes
James Preuninger	11,920,513	4,811,388	8,535,711

Ralph Faison	14,614,156	2,117,745	8,535,711

(2)	The appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018 was ratified. The results of the voting were:

For	Against	Abstain
15,112,403	10,149,239	5,970

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 2, 2018

AMBER ROAD, INC.

By:	/s/ Bradley D. Holmstrom
Bradley D. Holmstrom
General Counsel & Corporate Secretary